Exhibit 99.1

Century Aluminum to Temporarily Idle Its Hawesville Smelter Due to Soaring Energy Prices;

Issues WARN Notice to Employees

CHICAGO, June 22, 2022 (GLOBE NEWSWIRE) – Century Aluminum Company (NASDAQ: CENX), the largest producer of primary aluminum in the United States, has announced it will temporarily idle its smelter in Hawesville, Kentucky, as a direct result of skyrocketing energy costs. The smelter is expected to begin the idling process on Monday, June 27th.

The company says it expects to idle operations for a period of approximately nine to twelve months until energy prices return to more normalized levels. Century continues to explore all available options to avoid the temporary curtailment.

The Hawesville facility is the largest Century Aluminum smelter in the U.S. and the largest producer of military-grade aluminum in North America. It currently employs more than 600 workers, most of whom unfortunately received notice today under the WARN Act that they will be temporarily laid off. Century Aluminum is working with all of its employees and the local union to help identify unemployment support and training opportunities.

Jesse Gary, the Company’s President and Chief Executive Officer, commented, “This unprecedented rise in global energy prices arising from the Russian war in Ukraine has dramatically increased the price of energy in the U.S. and around the globe. The power cost required to run our Hawesville, KY, facility has more than tripled the historical average in a very short period. Unfortunately, this makes it necessary to temporarily curtail operations for approximately nine to twelve months until energy prices return to more normalized levels. We are confident that energy prices will moderate in the next year and believe strongly in the future prospects of the Hawesville smelter given its recent performance and the continuing important role it plays in US national security.

“Our dedicated and highly-skilled employees are like family to us, and we are saddened that the current energy crisis triggered by the war in Ukraine has forced us to take this action. We will work with all of our employees to help them identify local unemployment resources and training opportunities.”

Given the unique circumstances at each of Century’s plants, the company does not have any current plans to idle any other facility.

About Century Aluminum Company

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." These forward-looking statements include statements with respect to our expectations and estimates as to the timing of the restart of idled production at Hawesville, our assessments concerning energy prices and costs in the future and plans with respect to our other facilities.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements include the duration and extent of continued high energy costs as well as those factors that can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Peter Trpkovski

(Investors and media)

312-696-3132

Source: Century Aluminum Company